UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2018, the Board of Directors (the “Board”) of McKesson Corporation (the “Company”), upon recommendation of the Governance Committee, elected Bradley E. Lerman, as a new director, effective April 24, 2018. Mr. Lerman’s term as a director will expire at the Company’s 2018 Annual Meeting of Stockholders unless he is renominated as a director, and elected by stockholders at the annual meeting in accordance with the Company’s majority voting standard. The size of the Board was increased from eight to nine members in connection with Mr. Lerman’s election.

Mr. Lerman, age 61, has been Senior Vice President, General Counsel and Corporate Secretary of Medtronic plc, a global medical technology, services, and solutions company, since January 2015 and of Medtronic, Inc. since May 2014. Prior to Medtronic, he was Executive Vice President, General Counsel, and Corporate Secretary at Federal National Mortgage Association (Fannie Mae) from October 2012 to May 2014. From January 2009 to September 2012, Mr. Lerman was Senior Vice President and Chief Litigation Counsel at Pfizer, Inc., a pharmaceutical company. Prior to 2009, he was a partner at Winston & Strawn LLP and Kirkland & Ellis LLP. Mr. Lerman also previously served as Associate Independent Counsel in the United States Office of Independent Counsel and as Assistant U.S. Attorney in the Northern District of Illinois for eight years.

The Board has not yet assigned Mr. Lerman to any standing committees. The Board has also determined that Mr. Lerman is independent and meets the applicable director independence requirements of the New York Stock Exchange and the Company’s director independence standards, as adopted by the Board. There was no arrangement or understanding between Mr. Lerman and any other persons pursuant to which he was selected as a director, and there are no related party transactions between Mr. Lerman and the Company. Effective as of his election, Mr. Lerman will enter into the Company’s standard form of Indemnification Agreement, which provides for indemnification of the indemnitee to the fullest extent permitted by Delaware law.

Mr. Lerman will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Director Compensation” in the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2017. Mr. Lerman’s compensation as a non-employee director will be prorated to reflect the remainder of the Company’s annual non-employee director compensation program. Accordingly, subject to the terms and conditions of the Company’s 2013 Stock Plan, Mr. Lerman will be granted restricted stock units (“RSUs”) in an amount representing a prorated portion of the annual equity award that was previously granted to non-employee directors. The RSU award was approved by the Board on April 25 with an effective date of May 30, 2018, or such other date on which the window period opens for trading in the Company’s securities following the public release of the Company’s earnings for the fourth quarter of fiscal year 2018. The grant date value of the RSUs will be $45,000, and the number of RSUs granted to Mr. Lerman will be determined by dividing $45,000 by the closing price of the Company’s common stock on the grant date.

Item 7.01	Regulation FD Disclosure.

On April 30, 2018, the Company issued a press release announcing the election of Mr. Lerman to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company dated April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2018

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, General Counsel and
Chief Compliance Officer